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                                                                 EXHIBIT 23.1

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option/Stock Issuance Plan of Ultratech Stepper, Inc. of our report dated January 26, 1996, with respect to the consolidated financial statements of Ultratech Stepper Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and our report dated March 21, 1996, with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

San Jose, California
June 14, 1996